Exhibit 99.1

Papa John’s Announces Investments into Marketing and Support for U.S. Franchise System

LOUISVILLE, Ky.--(BUSINESS WIRE)--June 19, 2019--Papa John’s International, Inc. (NASDAQ: PZZA) today announced increased investment in marketing and brand initiatives as well as an agreement to provide scheduled financial assistance for domestic franchisees ending in 2020. This program has the support of the Company’s elected Franchise Advisory Council (FAC). This announcement enhances the partnership between the Company and franchisees by delivering needed investment in the brand and providing franchisees with certainty on the schedule of remaining royalty relief, as outlined in the agreement.

“The strength of our brand and of our franchisees are both critical to Papa John’s long-term success. We’re pleased to announce that Papa John’s will make a significant investment in the exciting future of our brand,” said Steve Ritchie, President and CEO of Papa John’s. “This is an important shared moment for Papa John’s and our committed franchisee base.”

Under the agreement, Papa John’s will invest an additional $80 million in the long-term strength of its brand and domestic franchisees, beginning in the third quarter of fiscal 2019. The Company will make significant, additional contributions to the National Marketing Fund to amplify the brand’s differentiated position and activate its new ambassador, Shaquille O’Neal. Papa John’s will also extend financial assistance to its traditional domestic franchisees in the form of lower royalties, royalty-based service incentives, and targeted relief. The Company’s announcement of a multi-quarter support package helps franchisees plan and manage their businesses into the future.

Bill Green, Chairman of Papa John’s FAC, said, “We appreciate the Company’s continued investment in the Papa John’s brand, marketing initiatives, and overall franchisee support. We look forward to enjoying the continued benefits of our long-term, successful partnership and to winning together.”

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity costs, , profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, the ability of the company to mitigate negative consumer sentiment through advertising, marketing and promotional activity, strategic decisions and actions, relationships with franchisees and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These and other risk factors are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended December 30, 2018, and in “Part II. Item 1A. – Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2019, as well as subsequent filings. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

About Papa John's:

Headquartered in Louisville, Kentucky, Papa John's International, Inc. (NASDAQ: PZZA) is the world's third-largest pizza delivery company. In 2018, consumers rated Papa John’s No. 1 in product and service quality among national pizza chains in the American Customer Satisfaction Index (ACSI). For 17 of the past 19 years, consumers have rated Papa John's No. 1 in customer satisfaction among national pizza chains in the ACSI. For more information about the company or to order pizza online, visit Papa John’s at www.papajohns.com.

Contacts

Madeline Chadwick
VP, Communications
Papa John’s International
502-261-4189